Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Barbara K. Hembree
July 16, 2007		317.465.0445
		bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis Announces

2007 Second Quarter Dividend

Indianapolis, IN—The board of directors of the Federal Home Loan Bank of Indianapolis (FHLBI) declared a dividend on B-1 stock at an annualized rate of 4.50%. Additionally, B-2 stock will be paid at an annualized rate of 3.60%.

The dividend on both B-1 and B-2 stock will be paid in cash out of the FHLBI’s current earnings. The board of directors’ decision to pay this dividend in cash was based on overall capital planning considerations. Continued and expanded use of our products will generate earnings that are returned to the members in the form of dividends.

The dividend covers the 91 day period commencing on March 31, 2007 and will be paid on July 23, 2007.

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov

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The Federal Home Loan Bank of Indianapolis is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for insured financial institutions, such as commercial banks, savings institutions, credit unions and insurance companies. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations.

The FHLBI promotes Building Partnerships, Serving Communities by serving as a wholesale source of funds for chartered financial institutions throughout Indiana and Michigan. For more information about the FHLBI, visit www.fhlbi.com.